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                                                                    EXHIBIT 99.2


                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

Fact-Finding Investigation of         )
  Potential Manipulation of Electric  )             Docket No.  PA02-2-000
  and Natural Gas Prices              )

                  RESPONSES TO COMMISSION STAFF'S DATA REQUEST
                 OF WILLIAMS ENERGY MARKETING & TRADING COMPANY



         Williams Energy Marketing & Trading Company ("Williams") respectfully submits its responses to the Commission's data request dated May 8, 2002, relating to the trading activities described in the memoranda dated December 6 and 8, 2000, concerning Enron (the "Enron memoranda"). As part of its responses, Williams explains below why its trading strategies are different from Enron's alleged activities, and sets forth the nature of Williams' investigation and its findings.

         While the investigation was thorough and diligent, it was necessarily limited by the short time frame for response, by the large volume of Williams' transactions over two years, and by the large number of Williams' employees involved in the California market during the relevant time. Given the fourteen day deadline, a detailed analysis of every transaction and every document to rule out any Enron-type activity was impossible. To satisfy the Commission's request, Williams interviewed all of its available current and former traders and responsible risk personnel in the relevant market. Williams also examined trading and accounting data to screen for transactions which potentially could fall under one of the categories specified in the data request.


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         OVERVIEW OF TRADING PRACTICES. The investigation did not reveal that
Williams' traders engaged in any of the specified trading activities. Indeed, Williams' traders were not familiar with the Enron nicknames allegedly used within Enron to describe its "representative strategies." Nor could Williams identify any documents referencing such nicknames.

         For many reasons, Williams is different than Enron. Unlike Enron and other pure marketers, Williams had dispatch rights over generation assets in California under a long term tolling agreement with AES. The significant fixed payments associated with this multiyear capacity purchase caused Williams to pursue conservative trading strategies and to hedge its risk. In that regard, Williams was more active in the forward markets than in the more volatile Real Time market as a means to hedge its position. Of the capacity made available to Williams, Williams hedged approximately 70% with forward contracts in 2000 and 90% with forward contracts in 2001. Also, Williams had dispatch rights to in-state generation enabling it to participate in the Real Time market if it wished. It therefore did not need to engage in the complex trading strategies described in the Enron memoranda that were allegedly designed to enable Enron to participate in the Real Time imbalance market. In addition, Williams was not a retail energy provider. Finally, when price caps were lowered in California in 2000, Williams decided to prohibit its traders from selling outside California for resale into California for the purpose of evading price caps. While such transactions did not appear to violate any law or tariff, Williams nonetheless decided to forego this opportunity in order to support California during its period of energy supply imbalances.



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               I.  RESPONSES TO REQUESTS FOR ADMISSIONS.

                  A.       EXPORT OF CALIFORNIA POWER

                  Admit or Deny: The company engaged in activity referred to in the Enron memoranda as "EXPORT OF CALIFORNIA POWER" during the period 2000-2001, in which the company buys energy at the Cal PX to export outside of California in order to take advantage of the price spread between California markets (which were capped) and uncapped markets outside California.



         Based on its investigation, Williams is unable to admit or deny this request. Williams' scheduling records do not show any scheduled export with the Cal PX as a source. Therefore, Williams is unable to identify any specific transactions that could fall within the description of this particular practice.

         Since scheduling data does not necessarily show how transactions are structured, responsive transactions could exist. Williams did purchase power from the Cal PX during the period 2000-2001, although these purchases composed less than 5% of Williams' net supply. During the same time period, Williams also sold power to buyers outside of California as permitted by, and in compliance with, applicable tariffs.

         Williams believes that, as permitted by tariff, some of its Cal PX purchases may have been made with the expectation of reselling at a higher price to buyers in non-California markets, but for the reasons stated above these cannot be verified.



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                  B.       "NON-FIRM EXPORT"

                  Admit or Deny: The company engaged in activity described in the Enron memoranda as "NON-FIRM EXPORT" during the period 2000-2001, in which the company gets a counterflow (scheduling energy in the opposite direction of a constraint) congestion payment from the Cal ISO by scheduling non-firm energy from a point in California to a control area outside of California, and cutting the non-firm energy after it receives such payment.



         Based on its investigation, Williams DENIES.

                  C.       "DEATH STAR"

                  Admit or Deny: The company engaged in activity described in the Enron memoranda as "DEATH STAR" during the period 2000-2001, in which the company schedules energy in the opposite direction of congestion (counterflow), but no energy is actually put onto the grid or taken off of the grid. This allows the company to receive congestion payments from the Cal ISO.



         Based on its investigation, Williams DENIES.

                  D.       "LOAD SHIFT"

                  Admit or Deny: The company engaged in activity described in the Enron memoranda as "LOAD SHIFT" during the period 2000-2001. This variant of "relieving congestion" involves submitting artificial schedules in order to receive inter-zonal congestion payments. The appearance of congestion is created by deliberately over-scheduling load in one zone (e.g., NP-15), and under-scheduling load in another, connection zone (e.g., SP-15; and shifting load from a congested zone to a less congested zone, thereby earning congestion payments for reducing congestion.



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         Based on its investigation, Williams DENIES.

         Williams has neither generation nor load outside of SP15, making it impossible to unilaterally direct inter-zonal load strategies such as "load shift."

                  E.       "GET SHORTY"

                  Admit or Deny: The company engaged in activity described in the Enron memoranda as "GET SHORTY" during the period 2000-2001, also known as "paper trading" of ancillary services in which it: (i) sells ancillary services in the Day-ahead market; and (ii) the next day, in the real-time market, the company "zeros out" the ancillary services by canceling the commitment to sell and buying ancillary services in the real-time market to cover its position. The phrase "paper trading" is used because the seller does not actually have the ancillary services to sell.



         Based on its investigation, Williams DENIES.

         "Get Shorty" was not identified as a strategy employed by Williams' traders. Enron allegedly submitted false schedules for ancillary services from unavailable units out-of-state, where Cal ISO could not verify availability. In contrast, Williams only scheduled ancillary services from the California-based AES plants, and Cal ISO knew the availability of those plants on a daily basis. Williams' investigation did not identify a single occurrence in 2000 or 2001 in which Williams scheduled ancillary services in the Day Ahead market on units that were unavailable. While sometimes Williams would cover its position by buying ancillary services in the market rather than delivering from



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the scheduled units, Williams only did so after it scheduled the ancillary services from units that were available for delivery.

         There were circumstances where Williams scheduled ancillary services in the Day Ahead market that the unit was then unable to physically provide in Real Time due to unit derates, forced outages, equipment limitations, or software limitations. Williams could not attach these events to any strategy to arbitrage the Day Ahead and Real Time markets, as "Get Shorty" was allegedly designed to do. Moreover, Williams believes that on each of these occasions, Williams bought the ancillary services back, or Cal ISO did not pay Williams for the ancillary services.

                  F.       "WHEEL OUT"

                  Admit or Deny: The company engaged in activity described in the Enron memoranda as "WHEEL OUT" during the period 2000-2001. Knowing that an intertie is completely constrained (i.e., its capacity is set at zero), or that a line is out of service, the company schedules a transmission flow over the facility. The company also knows that the schedule will be cut and it will receive a congestion payment without actually having to send energy over the facility.



         Based on its investigation, Williams DENIES.

                  G.       "FAT BOY"

                  Admit or Deny: The company engaged in activity described in the Enron memoranda as "FAT BOY" during the period 2000-2001 in which the company artificially increases load on the schedule it submits to the Cal ISO with a corresponding amount of generation. The company then dispatches the generation it schedules, which is in excess of its actual load. This results in the Cal ISO paying



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                  the company for the excess generation. Scheduling coordinators that serve load in California may be able to use this activity to include the generation of other sellers.



         Based on its investigation, Williams DENIES.

          "FAT BOY" OR "INC-ING LOAD INTO THE REAL TIME MARKET" as described in the Enron memoranda was not identified in Williams' investigation. Enron's alleged strategy involved deceiving Cal ISO by scheduling to market load that Cal ISO expected was serving demand, and then intentionally not serving the load schedule to enable Enron to participate in the Real Time market.

          In many respects, Williams is different from Enron, making such "inc-ing load" strategies unnecessary. Unlike Enron, Williams does not control load-serving affiliates that could submit false Day Ahead load schedules to deceive Cal ISO, as Enron allegedly did. Also, unlike Enron, Williams has dispatch rights to generation assets in California that enable it to sell power into the Real Time market. Thus, Williams does not have the incentives that were apparently driving Enron to schedule load in the Day Ahead schedule which it could cut to sell energy in the Real Time market. Williams could simply sell its own generation in the Real Time market rather than "inc load" to run uninstructed in the Real Time market.

          It is important to note that Williams can and does schedule load. Cal ISO issued load identification numbers to Williams for certain generation assets for which Williams is scheduling coordinator. Because no demand forecast is submitted for these units, the Cal ISO is aware that these units do not serve any market load. Such load is variously



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described as phantom, bogus or fake load because Cal ISO authorizes these load identification numbers to be scheduled even though the units do not actually serve any customer load. Because Cal ISO is aware that no market load is served, Williams does not and cannot deceive Cal ISO when scheduling to its own load identification numbers. There are many purposes for such load scheduling, including necessary unit testing authorized by Cal ISO, ramping down to meet an approved schedule, balancing a schedule due to inadvertent over-scheduling of generation, and reserving power for sale into the Hour Ahead market.

         It is impossible to determine from the data which factor led to each of Williams' load identification assignments. However, Williams' own load identification was a very small percentage of its schedules. Including its own generation, Williams scheduled for delivery approximately 18 million megawatt hours in 2000, but fewer than 73,000 were scheduled to Williams' load identification for all purposes, or approximately four tenths of one PERCENT. In 2001, Williams scheduled for delivery approximately 35 million megawatt hours, but approximately 20,000 megawatt hours were scheduled to its load identification numbers, less than one tenth of one percent. Moreover, not all the scheduled load identification megawatts were released to the grid for imbalance payments. Before the opening of the Real Time market, Williams sold over 25,000 megawatt hours (more than a third of the total scheduled to its load identification numbers) in 2000 and over 1,500 megawatt hours in 2001 to counterparties from the energy scheduled to load. Only $1.7 million in 2000 for approximately 47,000 megawatt hours and approximately $200,000 in 2001 for fewer than 20,000 megawatt hours was received from the Cal ISO for uninstructed load deviation from Williams' load



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identification numbers. Thus, such scheduling to load was a very minor part of
Williams' schedule, and none of such schedules can be identified as Enron-type strategies to sell into the imbalance market. Rather, they are more consistent with the occasional use of the load identification numbers to accommodate imbalanced positions, ramping and testing. Such scheduling is materially distinct from Enron's alleged practice of deceiving Cal ISO by intentionally scheduling to actual market load that it did not intend to serve for the purpose of entering the Real Time market.

         H.       "RICOCHET"

                  Admit or Deny: The company engaged in activity described in the Enron memoranda as "RICOCHET," also known as "megawatt laundering," during the period 2000-2001, in which the company: (i) buys energy from the Cal PX and exports to another entity, which charges a small fee; and (ii) the first company resells the energy back to the Cal ISO in the real-time market.



         Based on its investigation, Williams DENIES.

         "RICOCHET" or "MEGAWATT LAUNDERING" as described in the Enron memoranda involves buying from the Cal PX, exporting the power out of California, and reselling into the Cal ISO Real Time market. Williams did not find transactions in its investigation that had these characteristics during the relevant period.

         This result is no surprise. When California lowered its price caps in 2000, Williams reviewed this policy with its traders and decided to prohibit transactions out of and into the state for the purpose of selling to the Cal ISO at prices above Cal ISO's price caps, even though such a practice would not have violated any law or tariff. Indeed, in its



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investigation, Williams searched for any sales to the Cal ISO at any price above the price cap (until December 2000 when the Commission's "soft" cap was implemented) and found no relevant transactions. In addition, Williams' total generation exceeded its total exports on almost every day during the relevant period, meaning Williams did not need to purchase from the Cal PX to meet its export commitments. In the relevant period, total generation was over 26 million megawatts, but total exports were less than 2 million megawatts.

         Even including transactions within California's borders, Williams found no relevant transactions. "Parking" is a commonly used term for sales to a buyer with an option to schedule power in the Day Ahead market and call it in the hourly market in specified hours for a fee. Williams has entered such lawful arrangements in the past, but Williams' investigation discovered no formal parking agreements in the West during 2000 or 2001. Williams' investigation identified two informal parking agreements with an out-of-state counterparty where Williams called the energy to offer as supplemental energy from the tie point. However, both transactions involved power Williams purchased from out of state sources, not from Cal PX purchases, so they do not fit the definition of "ricochet" as used in the Enron memoranda. Indeed, these transactions increased the supply of power in California.

         The term "ricochet" as used in the industry, as opposed to the definition given by the Enron memoranda, simply means a schedule originating from and returning to the same delivery point for the same quantity of megawatts on the same day and hour out of and into the state, thus resulting in no actual flow. Without a transaction-by-transaction review, it is impossible to rule out the possibility that there were such transactions.



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Williams assumes that some inadvertent or coincidental matches could occur given the high volume of transactions, but no such transactions were identified in the investigation. For days where exports and imports had similar values, Williams also searched for exports on the Day Ahead schedule that matched imports on the same tie point on the hourly schedule of similar megawatt quantities, and found no relevant transactions.

                  I.       "SELLING NON-FIRM ENERGY AS FIRM ENERGY"

                  Admit or Deny: The company engaged in activity described in the Enron memoranda as "SELLING NON-FIRM ENERGY AS FIRM ENERGY" during the period 2000-1001, in which the company sells or resells what is actually non-firm energy to the Cal PX, but claims that it is "firm" energy. This allows the company to receive payment from the Cal ISO for ancillary services that it claims to be providing, but does not in fact provide.



         Based on its investigation, Williams DENIES.

                  J.       "SCHEDULING ENERGY TO COLLECT CONGESTION CHARGE II"

                  Admit or Deny: The company engaged in activity described in the Enron memoranda as "SCHEDULING ENERGY TO COLLECT CONGESTION CHARGE II" during the period 2000-2001, in which the company: (i) schedules a counterflow even though it does not have any available generation; (ii) in real time, the Cal ISO charges the company for each MW that it was short; and
                  (iii) the company collects a congestion payment associated with the counterflow scheduled. This activity is profitable whenever the congestion payment is greater than the charge associated with the energy that was not delivered.



         Based on its investigation, Williams DENIES.



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                  K.       VARIANTS

                  Admit or Deny: The company engaged in any activity during the period 2000-2001 that is a variant of any of the above-described activities or that is a variant of, or uses the activities known as, "INC-ING LOAD" or "RELIEVING CONGESTION" as described above.



         Based on its investigation, Williams DENIES.

         While the term "variant" is not defined, Williams assumes this request seeks trading strategies substantially similar to those allegedly employed by Enron, as described above and in the Enron memoranda. As discussed in these responses, Williams' investigation has not uncovered any such transaction.

         "RELIEVING CONGESTION" as described in the Enron memoranda was not identified. Enron's alleged activities involved causing inter-zonal congestion through artificially creating schedules and/or artificially relieving congestion to profit from a congestion relief payment from Cal ISO without actually completing the "relieving" transaction. Williams received inter-zonal congestion relief payments in the relevant period, but Williams has not uncovered any transaction designed to cause congestion.

         When congestion occurred or was anticipated, Williams took this factor into account in its trading activities. On many occasions, Williams scheduled a congestion relief flow that proceeded as scheduled and Williams received a congestion relief payment. Almost all of these transactions were simple sales to create a counterflow to relieve congestion. In one type of Day Ahead transaction over a congested path, Williams would schedule megawatts for sale to a counterparty at the ex post price minus



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$10 to create a counterflow relieving the congestion. The counterparty would schedule the power to its load. The counterparty paid Williams the ex post price less $10. Williams took market risk and was paid less than the ex post price for the sale, but received a congestion payment. Williams' investigation identified only a very limited number of these occurrences.

         Williams' investigation identified another transaction that was designed to relieve congestion but does not qualify as one of the Enron strategies or a variant of those strategies. It is the only transaction identified where Williams did not actually flow power in exchange for a congestion relief payment, and it resulted in a net loss for Williams. After the preferred Day Ahead schedule was published, Williams believed that congestion would occur. Williams entered a transaction before the Final Day Ahead schedule with a counterparty to create a counterflow relieving the congestion, and agreed to book out the transaction in the Real Time market before actual flow. Williams expected to receive a congestion payment, not realizing that Cal ISO would charge Williams a congestion fee in the hourly market. However, unlike the Enron-type congestion activities, Williams did not create the congestion. Additionally, Williams was exposed to risk and indeed lost money on the transaction.

         While Williams traded with the hope of earning payments for assisting with congestion relief as contemplated by the Cal ISO tariff, Williams received approximately $275,000 in counterflow payments from Cal ISO in 2000, and in 2001, Williams actually paid Cal ISO over $6 million in net counterflow payments. Williams also paid approximately $1 million for Firm Transmission Rights ("FTR's") in 2000, but earned only $6.9 million in FTR revenue. In 2001, Williams paid $9.2 million for FTR's and



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received only $5.2 million in FTR revenue. In short, inter-zonal congestion revenue was a small part of Williams' trading revenue.

         The various Enron "NON-FIRM ENERGY" strategies were not identified in Williams' investigation. Of over 300,000 power sales transactions in the West in 2000 and 2001, only 3 involved sales of non-firm energy. Of all these non-firm energy sales by Williams, not a single one was cut by Williams before flow of the energy in 2000 or 2001.

   II.   RESPONSES TO REQUESTS FOR PRODUCTION OF DOCUMENTS.

         A. Provide copies of all communications or correspondence, including e-mail messages, instant messages, or telephone logs, between your company and any other company (including your affiliates or subsidiaries) with respect to all of the trading strategies discussed in the Enron memoranda (both the ten "representative trading strategies" as well as "inc-ing load" and "relieving congestion"). This request encompasses all transactions conducted as part of such trading strategies engaged in by your company and the other company in the U.S. portion of the WSCC during the period 2000-2001.

         Based on its investigation, Williams has not identified any documents responsive to this request.

         B. Provide copies of all material, including, but not limited to, opinion letters, memoranda, communications (including e-mails and telephone logs), or reports, that address or discuss your company's knowledge of, awareness of, understanding of, or employment or use of any of the trading strategies discussed in the Enron memoranda, or similar trading strategies, in the U.S. portion of the WSCC during the period 2000-2001. The scope of this request encompasses all material that address or discuss your company's knowledge or awareness of other companies' use of the trading strategies discussed in the Enron memoranda,



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                  or similar trading strategies, including, but not limited to:
                  (i) offers by such other companies to join in transactions related to such trading strategies, regardless of whether such offers were declined or accepted; and (ii) possible responses by your companies to other companies' use of such trading strategies. To the extent that you wish to make a claim of privilege with respect to any responsive material, please provide an index of each of those materials, which includes the date of each individual document, its title, its recipient(s) and its sender(s), a summary of the contents of the document, and the basis of the claim of privilege.

           Based on its investigation, Williams has not identified any documents responsive to this request. Williams' investigation did not identify any other company that engaged in the specified activities of which Williams was aware.

III.     REQUESTS FOR OTHER INFORMATION

                  A.       "UNDER-SCHEDULING OF ENERGY"

                  On page 2 of the December 8, 2000, Enron memorandum, the authors allege that traders have learned to build in under-scheduling of energy into their models and forecasts. State whether your company built under-scheduling into any of its models or forecasts during the period 2000-2001, and provide a narrative description of such activity. Provide copies of all such models or forecasts prepared by or relied on by your company during the period 2000-2001 that had under-scheduling built into them.



         Based on its investigation, Williams answers NO. Williams' investigation revealed that Williams' traders believed that utilities under-scheduled their California load during various periods of time and that this belief influenced their trading strategy. Williams has uncovered no evidence, however, that any traders built such beliefs into any



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models or forecasts, nor has Williams uncovered any evidence of the existence of models or forecasts reflecting or referring to any such beliefs or assumptions.

                  B.       "FACILITATION OF ENRON TRANSACTIONS"

                  Refer to the discussion of the trading strategy described as "RICOCHET" in the Enron memoranda. State whether your company purchased energy from, or sold energy to, any Enron company, including Portland General Electric Company, as part of a "RICOCHET" (or megawatt laundering) transaction during the period 2000-2001. Provide complete details as to such transactions, including the dates of the transactions; the names, titles, and telephone numbers of the traders at your company who engaged in such transactions; the prices at which your company bought and sold such energy (on a per transaction basis); the volumes bought and sold (on a per transaction basis); delivery points; and all corresponding schedules.



         Based on its investigation, Williams answers NO. While Enron and its related companies were active market participants and thus were frequent counterparties to Williams' power transactions, Williams has not discovered any transaction in which it purchased energy from, or sold energy to, any Enron company to facilitate a "ricochet" or "megawatt laundering" transaction.




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